UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2017 (December 15, 2017)

RENTECH, INC.

(Exact name of registrant as specified in its charter)

Colorado	001-15795	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10880 Wilshire Blvd., Suite 1101 Los Angeles, CA	90024
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (310) 571-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Amendment No. 1 on Form 8-K/A is being filed by Rentech, Inc. (the “Company”) to amend and restate the Current Report on Form 8-K filed with the Securities and Exchange Commission on December 21, 2017 (the “Original Form 8-K”) to correct (i) the amount of the base purchase price in the first paragraph under the heading “Asset Purchase Agreement relating to sale of Rentech’s wood pellet business in New England” in Item 1.01 of the Original Form 8-K, and (ii) the legal name of RTK WP Canada ULC in the second paragraph in Item 1.03 of the Original Form 8-K. No other modifications to the Original Form 8-K are being made by this Amendment No. 1.

Item 1.01        Entry into a Material Definitive Agreement.

Asset Purchase Agreement relating to sale of Rentech’s wood handling and chipping services business in the United States

On December 15, 2017, Fulghum Fibres Florida, Inc., Fulghum Fibres, Inc. and Fulghum Fibres Collins, Inc. (collectively, “Fulghum Sellers”), each, a wholly-owned subsidiary of the Company, entered into an Asset Purchase Agreement (the “Fulghum Asset Purchase Agreement”) with FFI Acquisition, Inc., as Buyer (“Fulghum Buyer”) and Scott Davis Chip Company, Inc., as Affiliate Guarantor of Fulghum Buyer. Pursuant to the Fulghum Asset Purchase Agreement, Fulghum Buyer has agreed to acquire substantially all of the assets and assume certain specified liabilities of Fulghum Sellers. The Fulghum Asset Purchase Agreement provides for a base purchase price of $28 million (which includes the assumption of approximately $20 million of debt), subject to certain adjustments. The Fulghum Asset Purchase Agreement provides for a holdback amount of $500,000 to satisfy any post-closing cash working capital adjustment and any indemnification claims. The closing under the Fulghum Asset Purchase Agreement is subject to specified conditions, including the approval of the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

The foregoing description of the Fulghum Asset Purchase Agreement is a summary, and does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the Fulghum Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Asset Purchase Agreement relating to sale of Rentech’s Atikokan Facility

On December 15, 2017, RTK WP2 Canada ULC (“RTK Canada”), a wholly-owned indirect subsidiary of the Company, entered into an Asset Purchase Agreement (the “Atikokan Asset Purchase Agreement”) with 2607043 Ontario Inc. (the “Atikokan Buyer”), an affiliate of True North Timber, a forest resources company located in Ontario, Canada. Pursuant to the Atikokan Asset Purchase Agreement, the Atikokan Buyer has agreed to acquire substantially all of the assets and assume certain specified liabilities comprising the Atikokan Facility owned by RTK Canada. The Atikokan Asset Purchase Agreement provides for a base purchase price of CAD$3.2 million (approximately CAD$1 million of which is expected to be used to post security with a court in order to vacate outstanding lien claims against the Atikokan Facility), subject to a post-closing cash working capital adjustment.

The foregoing description of the Atikokan Asset Purchase Agreement is a summary, and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the

Atikokan Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 10.2, and is incorporated herein by reference.

Asset Purchase Agreement relating to sale of Rentech’s wood pellet business in New England

On December 19, 2017, New England Wood Pellet, LLC, Schuyler Wood Pellet, LLC and Deposit Wood Pellet, LLC (collectively, “NEWP Sellers”), each, a wholly-owned subsidiary of the Company, entered into an Asset Purchase Agreement (the “NEWP Asset Purchase Agreement”) with Lignetics of New England, Inc., as Buyer (“NEWP Buyer”) and Lignetics, Inc., as Parent Guarantor of NEWP Buyer. Pursuant to the NEWP Asset Purchase Agreement, NEWP Buyer has agreed to acquire substantially all of the assets and assume certain specified liabilities of Sellers. The NEWP Asset Purchase Agreement provides for a base purchase price of $33 million (approximately $10 million of which is expected to be used to pay-off debt of the NEWP Sellers), subject to a post-closing cash working capital adjustment. The NEWP Asset Purchase Agreement provides for an escrow amount of $500,000 to satisfy any post-closing cash working capital adjustment and an additional escrow amount of $250,000 to satisfy any claims relating to an environmental matter at NEWP Sellers’ facility in Allegheny. The closing under the NEWP Asset Purchase Agreement is subject to specified conditions, including the approval of the Bankruptcy Court.

The foregoing description of the NEWP Asset Purchase Agreement is a summary, and does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the NEWP Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 10.3, and is incorporated herein by reference.

General

As of November 30, 2017 on a consolidated basis, the Company has approximately $65.3 million of secured debt. Based on the purchase price under the Fulghum Asset Purchase Agreement, the Atikokan Asset Purchase Agreement and the NEWP Asset Purchase Agreement, it is not presently expected that any funds will be distributed to stockholders of the Company.

Item 1.03        Bankruptcy or Receivership.

On December 19, 2017, the Company and one of its subsidiaries, Rentech WP U.S. Inc., filed voluntary petitions in the Bankruptcy Court seeking relief under Chapter 11 of the Bankruptcy Code and its proposed combined disclosure statement and plan of liquidation (the “Plan of Liquidation”) and a motion seeking an order confirming the Plan of Liquidation. The case is being administered under the caption “In re Rentech WP U.S. Inc. et al.,” Case Number 17-12958 (the “Chapter 11 Proceedings”). The Company intends to continue to manage and operate its business and assets as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

On December 18, 2017, RTK WP Canada ULC (the “Wawa Subsidiary”), a wholly-owned indirect subsidiary of the Company, commenced an application to the Ontario Superior Court of Justice (the “Canadian Court”) for the appointment of a receiver and manager of the facility owned by the Wawa Subsidiary, located near Wawa, Ontario, Canada. The Canadian Court will hear the application on December 21, 2017, and if it grants the receivership order requested, then thereafter the Wawa Subsidiary will be under the control and supervision of the Canadian Court and the appointed receiver and manager, Grant Thornton Limited. It is anticipated that the receiver and manager will market the assets of the Wawa Subsidiary, all subject to the orders of the Canadian Court.

Item 2.04        Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Rentech Nitrogen Holdings, Inc. (“RNHI”), an indirect wholly-owned subsidiary of the Company, is party to the Second Amended and Restated Term Loan Credit Agreement, dated as of April 1, 2016 (the “GSO Credit Agreement”), among RNHI, certain funds managed by or affiliated with GSO Capital Partners LP, as lenders, and Credit Suisse AG, Cayman Islands Branch, as administrative agent for the Lenders (the “Agent”). The filing of the Chapter 11 Proceedings is an “Event of Default” under the GSO Credit Agreement. The occurrence of an Event of Default in connection with a voluntary bankruptcy proceeding under the GSO Credit Agreement automatically triggers the unpaid principal amount of all outstanding loans and all interest accrued and unpaid thereon to become immediately due and payable, and the Agent may seek bankruptcy court authority to exercise all rights and remedies available to it under the GSO Credit Agreement, including by enforcing any rights to collateral provided under the GSO Credit Agreement. The aggregate amount due under the GSO Credit Agreement is approximately $20 million.

The Company is party to the Credit Agreement, dated as of November 25, 2013 (the “BMO Credit Agreement”), by and between the Company and Bank of Montreal (“BMO”). The filing of the Chapter 11 Proceedings is an “Event of Default” under the BMO Credit Agreement. The occurrence of an Event of Default in connection with a voluntary bankruptcy proceeding under the BMO Credit Agreement automatically triggers the unpaid amount of all outstanding reimbursement obligations under letters of credit issued under the BMO Credit Agreement and all interest accrued and unpaid thereon to become immediately due and payable, and BMO may seek bankruptcy court authority to exercise all rights and remedies available to it under the BMO Credit Agreement, including by enforcing any rights to collateral provided under the BMO Credit Agreement. The aggregate amount due under the BMO Credit Agreement is approximately $460,000.

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2017, in connection with the filing of the Company’s voluntary petition in the Bankruptcy Court seeking relief under Chapter 11 of the Bankruptcy Code and further cost cutting steps taken by the Company, Keith Forman’s employment with the Company and its subsidiaries was terminated. Further, Mr. Forman resigned from service as a director of the Company and its subsidiaries. Mr. Forman’s separation from the Company did not occur as a result of any disagreement with the Company.

On December 15, 2017, the Compensation Committee of the Company’s Board of Directors modified the Key Employee Incentive Plan that was adopted to incentivize key officers and employees of the Company to remain with the Company for the pursuit and implementation of certain strategic alternatives for the Company (the “Plan”). Three of the Company’s named executive officers (Paul Summers, Senior Vice President and Chief Financial Officer; Nicole Sykes Powe, Senior Vice President and General Counsel; and Joe Herold, Senior Vice President of Human Resources) (collectively, the “Plan NEOs”), and approximately eight other key members of the Company’s management team participate in the Plan (each such participant, a “Participant”). The Committee increased the bonus pool that is available for Participants to 2% of the Value (as defined in the Plan) payable to or for the benefit of the Company in connection with the closing of transactions for the sale of the Company and/or its individual business units or the confirmation of a plan of reorganization or related order for a business unit by a bankruptcy court in the United States or Canada (the “Transactions”). The Committee

also modified the minimum payout for any Plan participant so that the minimum amount to be paid is a percentage of expected Value to the Company for each Transaction, and such minimum is only paid if the Transaction is consummated. Based on the new formulation, if a Participant remains employed through the Final Payout Date (as defined in the Plan) and each business unit of the Company is sold or wound down through a confirmed plan of reorganization or related order, the minimum payment amounts for the Plan NEOs are as follows: $166,320 for Mr. Summers; $144,480 for Ms. Powe; and $80,080 for Mr. Herold.

Item 8.01        Other Events.

Interim Order relating to the Company’s common stock

On December 20, 2017, the Bankruptcy Court entered an Interim Order in connection with the filing of the Chapter 11 Proceedings, establishing notice and hearing procedures for trading in equity securities in the Company (the “Interim Order”). A copy of the Interim Order is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The following summary of the Interim Order is qualified in its entirety by reference to such exhibit. As a result of the Interim Order:

(1)

any person or entity who is or becomes a beneficial owner of at least 4.5% of all issued and outstanding shares of the Company’s common stock (equal to 1,048,500 shares of the Company’s common stock as of December 19, 2017, based on approximately 23.3 million shares of the Company’s common stock issued and outstanding as of December 19, 2017) (a “Substantial Shareholder”) shall file with the Bankruptcy Court a notice of such status within 20 days after service of the notice of entry of the Interim Order, or within 14 days after becoming a Substantial Shareholder;

(2)

at least 14 days prior to effectuating any transfer of equity securities that would result in (a) an increase or decrease in the amount of Company’s common stock beneficially owned by a Substantial Shareholder, (b) a person or entity becoming a Substantial Shareholder, or (c) a decrease in the amount of Company’s common stock beneficially owned by a Substantial Shareholder that would result in such person or entity no longer being a Substantial Shareholder, such person or entity shall file with the Bankruptcy Court a notice of such proposed transfer; and

(3)

the Company will have 7 days after receipt of any notice of such proposed transfer to file with the Bankruptcy Court an objection to a transfer and, if the Company does so, such proposed transfer shall not be effective unless approved by the Bankruptcy Court. If the Company does not object, the transfer may proceed solely as set forth in the notice of transfer.

The Interim Order provides that a final hearing on the motion to establish notice and hearing procedures for trading in equity securities in the Company will be held on January 31, 2018 at 10:00 a.m. (the “Final Hearing”), and any objections to the relief granted by the Interim Order must be filed no later than seven (7) days prior to the Final Hearing (the “Objection Deadline”). If an objection is timely filed and served prior to the Objection Deadline, such objection will be heard at the Final Hearing, and if no objections are timely filed and served, the Bankruptcy Court will enter a final order.

The foregoing description of the Interim Order is a summary and does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the Interim Order, a copy of which is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Other Events

On December 19, 2017, the Company issued a press release regarding certain of the events described above, a copy of which is attached hereto as Exhibit 99.2, and is incorporated herein by reference.

Forward-Looking Statements

This report contains forward-looking statements, including the Company’s expectations regarding its restructuring process and the operation of its business during such process. These statements are based on assumptions and information available to the Company at the time of this report and are not guarantees of future results. Forward-looking statements involve risks and uncertainty, including, but not limited to, the risk that the Company’s restructuring may not be consummated in a manner beneficial to the Company and its operations; risks and uncertainties associated with the length of time the Company will operate as a debtor-in-possession, which is not yet known; risks associated with the bankruptcy process and third party motions in the Chapter 11 proceedings, which may hinder or delay the Company’s ability to consummate its restructuring; the ability of the Company to complete the sales of its Fulghum Fibres, Atikokan and New England Wood Pellet businesses; the ability of the Company to obtain and maintain normal terms with customers, suppliers and service providers; the Company’s ability to maintain contracts that are critical to its operations during the Chapter 11 Proceedings and the receivership of the Wawa Subsidiary; the Company’s financial performance and results; availability of sufficient cash flow to operate the Company during the Chapter 11 proceedings; and the risk factors set forth in the Company’s most recent Annual Report on Form 10-K and in subsequent reports filed with the Securities and Exchange Commission. The Company’s actual results could differ materially from those expressed in, or implied by, the forward-looking statements. The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if they do, what impact they will have on the Company’s results of operations and financial condition. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of the Exhibit

10.1

Asset Purchase Agreement, dated as of December 15, 2017, by and among Fulghum Fibres Florida, Inc., Fulghum Fibres, Inc., and Fulghum Fibres Collins, Inc., as sellers, Rentech, Inc., as the parent company to each of the sellers, FFI Acquisition, Inc., as buyer, and Scott Davis Chip Company, Inc., as affiliate guarantor of buyer (previously filed as Exhibit 10.1 to the Original Form 8-K).

10.2

Asset Purchase Agreement, dated as of December 15, 2017, by and between 2607043 Ontario Inc., as purchaser, and RTK WP2 Canada, ULC, as vendor (previously filed as Exhibit 10.2 to the Original Form 8-K).

10.3

Asset Purchase Agreement, dated as of December 19, 2017, by and among New England Wood Pellet, LLC, Schuyler Wood Pellet, LLC and Deposit Wood Pellet, LLC, as sellers, New England Wood Pellet, LLC, as sellers’ representative, Lignetics of New England, Inc., as buyer, and Lignetics, Inc. as buyer guarantor (previously filed as Exhibit 10.3 to the Original Form 8-K).

99.1	Interim Order, dated as of December 20, 2017 (previously filed as Exhibit 99.1 to the Original Form 8-K).

99.2	Press release, dated as of December 19, 2017 (previously filed as Exhibit 99.2 to the Original Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RENTECH, INC.

Date: December 22, 2017	By:	/s/ Paul Summers
Paul Summers
Chief Financial Officer